Exhibit 24.1

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Kevin Sellers, Robert Winspear, Shawna Bowin and Ryan C. Wilkins, or either of them signing individually, the undersigned's true and lawful attorney-in-fact (each, an “Attorney-in-Fact”) to:

(1)	complete and execute, for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or beneficial owner of more than ten percent (10%) of any equity securities of Expion Energy, Inc., a Nevada corporation (the “Company”), a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the Securities and Exchange Commission (the “SEC”);

(2)	complete and execute, for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or beneficial owner of more than ten percent (10%) of any equity securities of the Company, Forms 3, 4 and 5, and Schedules 13D and 13G, and such other forms and documents, including any amendments to any of the foregoing, as such Attorney-In-Fact shall in his or her discretion determine to be required or advisable pursuant to Section 16(a) and Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of, or in respect of, the undersigned’s ownership, acquisition or disposition of securities of the Company;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and schedules, including any amendments thereto, and timely file such forms and schedules, including any amendments thereto, with the SEC, and any securities exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information as such Attorney-in-Fact may approve in such Attorney-in-Fact's discretion.

The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that each such Attorney-in-Fact, or each such Attorney-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) and Section 13(d) of the Exchange Act.

The undersigned agrees that each such Attorney-in-Fact may rely entirely on information furnished orally or in writing by the undersigned to each such Attorney-in-Fact. The undersigned also agrees to indemnify and hold harmless the Company and each such Attorney-in-Fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to such Attorney-in-Fact for purposes of executing, acknowledging, delivering and filing Forms 3, 4 and 5, and Schedules 13D and 13G, including any amendments thereto, and agrees to reimburse the Company and each such Attorney-in-Fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or Schedules 13D and 13G, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of August, 2026.

Signature: /s/ Marc Jarvis

Print Name: Marc Jarvis